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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into as of this 10th day of January 2002, and effective as of January 1, 2001, by and between Allin Corporation, a Delaware corporation ("Employer"), and Richard W. Talarico ("Employee"), a resident of Pennsylvania.

                                   WITNESSETH:
                                   -----------

     WHEREAS, Employer and Employee entered into that certain Employment Agreement as of June 15, 1998 (the "Prior Employment Agreement") pursuant to which Employee was employed as Chief Executive Officer of the Employer on the terms and conditions contained in the Prior Employment Agreement; and

     WHEREAS, Employer desires to continue to employ Employee as its Chief Executive Officer on a full-time basis and Employee is willing to continue to serve on a full-time basis but Employer and Employee desire to replace the Prior Employment Agreement with this Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Employment. Subject to the terms and conditions of this
     ---------  ----------
Agreement, Employer agrees to continue to employ Employee as Chief Executive Officer of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties.

Notwithstanding the foregoing, Employee may devote his time to various personal endeavors provided such activities and services do not materially interfere or conflict with the performance of his duties hereunder and provided further that such activities as are consistent with the Employee's past practices will not be deemed to materially interfere or conflict with the performance of his duties hereunder.

     Section 2. Employment Period. The term of Employee's employment hereunder
     ---------  -----------------
shall begin on January 1, 2001 and shall continue through December 31, 2003 unless sooner terminated in accordance with the terms of this Section 2 ("Employment Period"). The Employment Period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least three (3) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer; or (ii) the termination of Employee's employment by the Board of Directors with cause (as hereinafter defined); or (iii) the passage of one hundred and eighty (180) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol; (v) use of controlled substances or other addictive behavior;
(vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

     Section 3. Employment Compensation and Other Benefits.
     ---------  ------------------------------------------

     (a) Salary. For services performed by Employee during the Employment
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Period, Employer will pay to Employee a salary of One Hundred Seventy Five
Thousand Dollars ($l75,000) per annum, payable in equal semi-monthly installments of $7,291.76, prorated for any partial period of employment. Future increases or decreases in salary during the term of this Agreement will be subject to Section 3(f).

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     (b) Benefits. During the term of his employment hereunder, Employee will be
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entitled to the following:

          (i) payment by Employer of the premiums for medical insurance coverage for himself and his family consistent with programs from time to time in effect for the employees of Employer;

          (ii) four weeks of paid vacation each year of employment; and

          (iii) such other benefits as are available to other employees of Employer generally.

     (c) Business Expenses. Employer will reimburse Employee for reasonable
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out-of-pocket expenses incurred by him, in accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

     (d) Discretionary Bonus. During the Employment Period, the Employee shall
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have the opportunity to earn an annual bonus in accordance with a Company annual bonus program to be established by the Compensation Committee and approved by the Board of Directors of the Company. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its sole discretion. In general, annual bonuses shall be based on goals which enhance shareholder value. One or more of the following may be established as acceptable performance goals: Company revenues, pre-tax income, earnings before income taxes, interest, depreciation and amortization, return on equity, total shareholder return, or other measures of corporate performance which would be in the best interests of the shareholders.

A discretionary bonus for a particular calendar year will be payable to the Employee only if the Employee is employed on the last day of the calendar year for which the bonus is earned unless (i) cessation of employment prior to year end is due to his death or disability or follows (for any reason) a Change in Control (as defined in subsection 3(e)) during that calendar year or (ii) agreed upon goals were already attained for that calendar year prior to cessation of his employment unless the Employee is terminated for "cause" (as defined in Section 2).

In the event of a Change in Control the Board will determine the bonus to be awarded for the year in which the Change in Control occurs and such payment will be made within sixty days after the Change in Control.

In the event that cessation of employment is due to Employee's death or disability the Board will award the pro-rata portion of bonus that would have been due as if the Employee had completed the year. For purposes of this paragraph the performance of the company as of the date of cessation will be annualized through the end of the year.

     (e) Stock Option Plan. Employee will be entitled to participate in
         -----------------
Employer's stock option plans. All options to purchase stock of Employer granted to Employee prior to February 13, 2001 shall vest upon the earlier to occur of
(a) May 15, 2001, and (b) the date on which (i) the termination of this Agreement without cause occurs, (ii) Employer sells all or substantially all of its assets, (iii) Employer merges with another entity in a transaction in which Employer is not the surviving corporation, or (iv) any person (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the shareholders of Employer (as existing on January 1, 2001) becomes the Beneficial Owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly of 40% or more of the common stock of Employer (collectively, an event described in (ii), (iii) or (iv) is referred to as a "Change in Control"). Notwithstanding the foregoing, vested options granted to Employee prior to February 13, 2001 will be immediately forfeited, and will no longer be exercisable, upon the termination of the Employee for "cause," as defined in Section 2.

     (f) Annual Merit Review. Annually, on or before November 1 of each year
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Employer will conduct an annual review of Employee's performance under this
Agreement and, if deemed appropriate, implement adjustments to this Section 3 for the following year.

     (g) Severance Pay. If Employee's employment is terminated, during the
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Employment Period, (a) by Employer without cause, or (b) by Employer or Employee in conjunction with, or within one year after, the occurrence of a Change in Control, Employee shall receive:

          (i) semi-monthly severance payments equal to the semi-monthly base salary payment which Employee was receiving immediately prior to the termination, until the one-year anniversary of

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               the date of termination. For so long as Employee is entitled to receive severance payments, the Employer will continue, at its expense, coverage for the Employee (and his eligible dependents) under the Employer's group health plan. The period of time Employer continues Employee's coverage will not reduce the period of time Employee may continue coverage at his expense under COBRA;

          (iii) the right to convert each of his vested options to purchase stock of Employer granted prior to February 13, 2001 into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. These rights may be exercised at any time prior to the "Expiration Date", as defined in Employee's stock option agreement from which the right was converted, notwithstanding the expiration of the options based on Employee's termination prior to the "Expiration Date". Employee's options granted prior to February 13, 2001 will automatically convert into such rights immediately prior to the day such options otherwise terminate based on the termination of Employee's employment with Employer.

     (h) Change in Control Bonus. Employee shall receive a single sum payment of Two Hundred and Twenty Five Thousand Dollars ($225,000) upon a Change in Control. In the event that Employer sells a significant portion (instead of all) of its assets, Employee shall receive a portion of such sum as determined by the Board.

     Section 4. Conditions of Continued Employment. As conditions of his
     ---------  ----------------------------------
continued employment, Employee covenants and agrees as follows:

     (a) that, during the Employment Period, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer except as permitted in
Section 1;

     (b) that, during the Employment Period, and for a period of two (2) years thereafter, he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer engages during the Employment Period;

     (c) that, during the Employment Period, and for a period two (2) years thereafter, he will not solicit any customer of Employer or any customer of any affiliate of subsidiary of Employer, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer;

     (d) that, during the Employment Period, and for a period of two (2) years thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any affiliate or subsidiary of Employer;

     (e) that, during the Employment Period and for a period of two (2) years thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 4 to all prospective employers with whom he may discuss possible employment;

     (f) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer of a proprietary or confidential nature (including without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his employment, such information, to the extent that it has been reduced to writing (including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to

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the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

     (g) that, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer or any of its employees, agents, officers, directors, shareholders or affiliates;

     (h) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement except as permitted in
Section 1, or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any affiliate or subsidiary of Employer buys services, materials, equipment or supplies, or with whom Employer or any affiliate or subsidiary does business;

     (i) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer (i) exchange goods, products or services of Employer in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer;

     (j) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate or subsidiary of Employer or their business operations; and

     (k) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures as Employer may reasonably request from time to time.

     Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

     Section 5. Injunctive Relief. Because the services to be performed by
     ---------  -----------------
Employee hereunder are of a special, unique, unusual, confidential extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of Employer's trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 6 of this Agreement, monetary damages alone to Employer would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a beach or threat of a breach of any of the provisions of
Section 4 or Section 6 of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer obtaining in good faith any injunctions or restraining order pursuant to this Agreement.

     Section 6. Absence of Restrictions. Employee will promptly submit to
     ---------  -----------------------
Employer written disclosures of all inventions, improvements, discoveries, technological innovations and new ideas, relating to Employer's business, whether or not patentable (hereinafter called "Inventions"), which are directly or indirectly made, conceived, created or prepared by Employee, alone or jointly with others, during the Employment Period. Worldwide right, title and interest in and to the intellectual property rights (including but not limited to copyrights created in, patents to, or any other form of legal protection as may be obtained or obtainable in the United States of America or any foreign country), relating to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, shall belong to Employer. Employee will assign all right, title and interest in and to such intellectual property

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rights to Employer, and upon request of Employer, will at any time during the
Employment Period and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such copyrights, patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

     Section 7. General.
     ---------  -------

     (a) Interpretation. If the provisions of subsections 4(b), 4(c) or 4(d) of
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this Agreement should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

     (b) Notices. In any case where any notice or other communications is to be
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given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mail by registered or certified mail, postage prepaid, addressed as follows:

     If to Employer:
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     Allin Corporation
     400 Greentree Commons
     381 Mansfield Avenue
     Pittsburgh, PA  15220

     with copies to:

     Bryan D. Rosenberger, Esq.
     Eckert Seamans Cherin & Mellott
     600 Grant Street, 42nd Floor
     Pittsburgh, PA  15219

     If to Employee:
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     Richard W. Talarico
     3000 Grandview Farms Place
     Bethel Park, PA  15102

or such other address or addresses as any party may specify by notice to the other party given as herein provided.

     (c) Headings. The headings in this Agreement are inserted for convenience
         --------
and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     (d) No Presumption on Interpretation. Nothing herein shall be construed
         --------------------------------
more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

     (e) Binding Effect. This Agreement shall be binding upon, and inure to the
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benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

     (f) Integration. This Agreement constitutes and contains the entire
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Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any all prior agreements (including the Prior Employment Agreement), understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

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     (g) Waivers: Modification. This Agreement, or any provision hereof, may be
         ---------------------
amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

     (h) Governing Law. This Agreement shall be construed in accordance with and
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governed in all respects by the laws of the Commonwealth of Pennsylvania
(without giving effect to the conflicts of laws provisions thereof).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                               ALLIN CORPORATION


 /s/ Denise Smith                       /s/ Dean C. Praskach
--------------------------------       -----------------------------------------
                                       By: Dean C. Praskach
                                       Name Printed:  Dean C. Praskach
                                       Title: Vice President and Chief Financial
                                              Officer


WITNESS:


 /s/ Denise Smith                       /s/ Richard W. Talarico
--------------------------------       -----------------------------------------
                                       Richard W. Talarico

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